Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Senior Securities and Other Financial Leverage” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-2) (Post-effective Amendment No. 1 to File No. 333-259592) of Guggenheim Strategic Opportunities Fund of our report dated July 29, 2021 on the financial statements and financial highlights of Guggenheim Strategic Opportunities Fund included in the May 31, 2021 Annual Report to Shareholders and of our report dated July 29, 2021 on the financial statements and financial highlights of Guggenheim Credit Allocation Fund included in the May 31, 2021 Annual Report to Shareholders and of our report dated February 26, 2021 on the financial statements and financial highlights of Guggenheim Enhanced Equity Income Fund included in the December 31, 2020 Annual Report to Shareholders.

/s/ Ernst & Young LLP

Tysons, Virginia

September 20, 2021